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                                  EXHIBIT 3(i):

                            ARTICLES OF INCORPORATION

                        GATEWAY FINANCIAL HOLDINGS, INC.

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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        GATEWAY FINANCIAL HOLDINGS, INC.


         The undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North
Carolina:


         The name of the corporation is "Gateway Financial Holdings, Inc."

                                       II.

         The amount of authorized Capital Stock of the Corporation shall be 6,000,000 shares, to be divided into 5,000,000 shares of common stock, no Par Value, and 1,000,000 shares of Preferred Stock, no Par Value. The common stock shall be of one class. Subject to the rights of the preferred stock as determined by the Board of Directors, the holders of the common stock shall have one vote per share on all matters on which holders of the common stock are entitled to vote. The shares of preferred stock may be issued from time to time by the Corporation in such series as the Board of Directors may determine and shall have such voting powers, designations, preferences, limitations, and relative rights as the Board of Directors may and hereby is authorized to determine.

                                      III.

         The address of the registered office of the corporation is 1145 North Road Street, Elizabeth City (Pasquotank County), North Carolina 27909, and the name of the registered agent at such address is Daniel B. Berry.

                                       IV.

         The number of directors constituting the board of directors shall be three (3); and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholder, or until their successors are duly elected and qualified, are:


         NAME                         ADDRESS
         ----                         -------

         Daniel B. Berry              1145 North Road Street
                                      Elizabeth City, North Carolina 27909

         Mark A. Holmes               1145 North Road Street
                                      Elizabeth City, North Carolina 27909

         Stephen C. Skinner           1145 North Road Street
                                      Elizabeth City, North Carolina 27909


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                                       V.

         The Corporation shall indemnify and hold harmless to the fullest extent from time to time permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding) by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or its predecessor unincorporated association, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as trustee or administrator under an employee benefit plan. The indemnification provided for herein shall, to the fullest extent from time to time permitted by law, apply against all liability and expense incurred by any such person in connection with such action, suit, or proceeding, including, without limitation, all reasonable attorneys' fees and expenses, judgments, fines, excise taxes, and amounts paid in settlement, and all reasonable costs, expenses, and attorneys' fees incurred in connection with the enforcement of such rights to indemnification. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any such person did not meet any requisite standard of conduct imposed by law in order to be entitled to such indemnification. To the fullest extent from time to time permitted by law, expenses of any such person incurred in defending any civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding. The rights of indemnification set forth herein shall inure to the benefit of any such person, whether or not such person is an officer, director, employee, or agent at the time such liabilities or expenses are imposed or incurred, and, in the event of such person's death, shall extend to his or her legal representative. The rights to indemnification hereunder shall be in addition to and not exclusive of any other rights to which any such person may be entitled under any statute, agreement, insurance policy, or otherwise.

                                       VI.

         No individual serving as a director of the Corporation shall be personally liable in an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of such person's duty as a director of the Corporation; provided, however, that the foregoing clause shall not apply to any liability of a director with respect to (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under
Section 55-8-33 of the North Carolina General Statutes; or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation). If the North Carolina General Statutes are amended after the filing of these Articles to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 7 shall apply to or have any affect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. This provision shall not affect any charter or by-law provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability pursuant to and in accordance with the North Carolina General Statutes.


                                      VII.

         In connection with the exercise of its or their judgment in determining what is in the best interests of the corporation and its shareholders, the Board of Directors of the corporation, any committee of the Board of Directors, or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the shareholders, consider any of the following factors and any other factors which it or they deem relevant: (i) the social and economic effects of the matter to be


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considered on the corporation and its subsidiaries, its and their employees, depositors, customers, and creditors, and the communities in which the corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or a proposal by another person or persons to make a business combination or a tender or exchange offer or any other proposal relating to a potential change of control of the corporation (x) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the communities in which the corporation and its subsidiaries operate or are located, (y) the competence, experience, and integrity of the acquiring person or persons and its or their management, and (z) the prospects for successful conclusion of the business combination, offer or proposal. The provisions of this Section 8 shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered. As used in this Section 8, the term "person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; and, when two or more persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "person" for purposes of this Section.